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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2000 relating to the financial statements and financial statement schedule of The TriZetto Group, Inc., which appears in The TriZetto Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated June 30, 2000 relating to the financial statements of ERISCO Managed Care Technologies, Inc., which appears in the Proxy Statement dated September 7, 2000. We also consent to the incorporation by reference of our report dated March 18, 1999, except for Note 15, as to which the date is November 29, 1999, relating to the financial statements of Novalis Corporation, which appears in the Current Report on Form 8-K dated February 14, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                            /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                          PricewaterhouseCoopers LLP

Orange County, California
October 9, 2000